EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2023
•Reports Q2 2023 total revenues of $338M, above the prior guidance range, net loss of $261M and adjusted EBITDA of $56M
•Updates FY 2023 guidance and provides initial Q3 2023 forecast for total revenues

GAITHERSBURG, Md., August 8, 2023—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the second quarter ended June 30, 2023. It also announced strategic steps to reduce investment in and de-emphasize focus on growth in its CDMO business.

"Emergent has achieved a number of strategic milestones in 2023 that will help America be better prepared to face future public health threats and help to strengthen Emergent’s financial position,” said interim Chief Executive Officer Haywood Miller. “These achievements together with actions we announced earlier today will help ensure the sustainability of Emergent and its future growth.”
FINANCIAL HIGHLIGHTS (1)
Q2 2023 vs. Q2 2022

($ in millions, except per share amounts)	Q2 2023	Q2 2022	% Change
Total Revenues	$337.9	$242.7	39%
Net Loss	$(261.3)	$(56.4)	*
Net Loss per Diluted Share	$(5.15)	$(1.13)	*
Adjusted Net Loss (2)	$(53.5)	$(42.8)	25%
Adjusted Net Loss (2) per Diluted Share	$(1.06)	$(0.86)	23%
Adjusted EBITDA (2)	$55.9	$(28.8)	*
Gross Margin %	42%	28%
Adjusted Gross Margin % (2)	43%	28%
* % change is greater than +/- 100%
Year to Date ("YTD") 2023 vs. YTD 2022

($ in millions, except per share amounts)	YTD 2023	YTD 2022	% Change
Total Revenues	$503.0	$550.2	(9)%
Net Loss	$(444.3)	$(60.1)	*
Net Loss per Diluted Share	$(8.80)	$(1.19)	*
Adjusted Net Loss (2)	$(212.3)	$(33.7)	*
Adjusted Loss (2) per Diluted Share	$(4.21)	$(0.67)	*
Adjusted EBITDA (2)	$(44.9)	$7.2	*
Gross Margin %	29%	39%
Adjusted Gross Margin % (2)	31%	39%
* % change is greater than +/- 100%
SELECT Q2 2023 AND OTHER RECENT BUSINESS UPDATES
•Announced CEO transition with the appointment of Haywood Miller as Interim CEO following the retirement of Robert G. Kramer
•Announced U.S. Food and Drug Administration (FDA) approval of CYFENDUSTM (Anthrax Vaccine Adsorbed, Adjuvanted), previously known as AV7909, a two-dose anthrax vaccine for post-exposure prophylaxis use

•Finalized the sale of the travel health business to Bavarian Nordic for total consideration of up to $380 million, including receipt of $270 million upfront; currently engaged in facilitating the transfer of assets, people and programs to Bavarian Nordic under a minimum six-month Transition Services Agreement
•Completed amendment and maturity extension of the Company's existing senior secured credit facilities
•Awarded a 10-year contract by the Biomedical Advanced Research and Development Authority for advanced development, manufacturing scale-up, and procurement of EbangaTM (ansuvimab-zykl) product, a treatment for Ebola

Q2 2023 FINANCIAL PERFORMANCE (1)
Revenues
Beginning in 2023, the Company is revising the categories used in discussing product/service level revenues. The new categories are:
•Anthrax MCM — comprises potential contributions from CYFENDUSTM , previously known as AV7909, BioThrax, Anthrasil and raxibacumab
•NARCAN — comprises contributions from NARCAN Nasal Spray
•Smallpox MCM — comprises potential contributions from ACAM2000, VIGIV and Tembexa
•Other Products — comprises potential contributions from BAT, RSDL, Trobigard, Vaxchora and Vivotif
•CDMO — comprises service and lease revenues from the contract development and manufacturing business

($ in millions)	Q2 2023	Q2 2022	% Change
Product sales, net (3):
•Anthrax MCM	$21.2	$95.8	(78)%
•NARCAN	$133.9	$101.6	32%
•Smallpox MCM	$123.9	$16.0	*
•Other Products	$23.2	$23.8	(3)%
Total product sales, net	$302.2	$237.2	27%
Contract development and manufacturing ("CDMO"):
•Services	$26.4	$2.7	*
•Leases	$2.7	$(4.5)	*
Total CDMO	$29.1	$(1.8)	*
Contracts and grants	$6.6	$7.3	(10)%
Total revenues	$337.9	$242.7	39%
* % change is greater than +/- 100%
Product Sales, net
Anthrax MCM
For Q2 2023, revenues from Anthrax MCM decreased $74.6 million as compared with Q2 2022. The decrease reflects the impact of timing of sales related to CYFENDUS (Anthrax Vaccine Adsorbed, Adjuvanted), previously known as AV7909, and BioThrax® (Anthrax Vaccine Adsorbed), partially offset by an increase in sales of Anthrasil® [Anthrax Immune Globulin Intravenous (human)].
NARCAN
For Q2 2023, revenues from NARCAN® (naloxone HCl) Nasal Spray increased $32.3 million as compared with Q2 2022. The increase was primarily driven by higher branded NARCAN sales to U.S. public interest channels and Canadian retail sales, partially offset by lower commercial retail sales in the U.S. following the termination of the Company's relationship with Sandoz related to the authorized generic NARCAN product.

Smallpox MCM
For Q2 2023, revenues from Smallpox MCM increased $107.9 million as compared with Q2 2022. The increase was primarily due to the exercise and full delivery during the quarter of a $120 million option by the U.S. government (USG) to purchase ACAM2000, partially offset by lower VIG sales due to timing.
Other Products
For Q2 2023, revenues from other product sales decreased $0.6 million as compared with Q2 2022. The decrease was primarily due to lower BAT sales, partially offset by higher RSDL sales.
CDMO
CDMO Services
For Q2 2023, revenues from contract development and manufacturing services increased $23.7 million as compared with Q2 2022. The increase was primarily driven by work at the Company's Canton facility for a CDMO customer and resolution of a customer's outstanding obligation. In the prior year quarter, there was a reversal of revenue related to the halt in manufacturing under the Janssen Agreement.
CDMO Leases
For Q2 2023, revenues from contract development and manufacturing leases increased $7.2 million as compared with Q2 2022. The lease revenue in the current year quarter is related to the Company's Canton facility. In the prior year quarter, there was a reversal of revenue recognized related to the Janssen Agreement termination.
Contracts and Grants
For Q2 2023, revenues from contracts and grants decreased $0.7 million as compared with Q2 2022. The decrease was due to changes in the mix and timing of various development initiatives.
Operating Expenses

($ in millions)	Q2 2023	Q2 2022	% Change
Cost of product sales	$134.9	$91.0	48%
Cost of CDMO	$55.7	$78.8	(29)%
Impairment of long-lived assets	$306.7	$—	NM
Research and development ("R&D")	$26.0	$49.8	(48)%
Selling, general and administrative	$91.4	$81.1	13%
Amortization of intangible assets	$16.1	$14.0	15%
Total operating expenses	$630.8	$314.7	*
* % change is greater than +/- 100%
NM - Not Meaningful
Cost of Product Sales
For Q2 2023, cost of product sales increased $43.9 million as compared with Q2 2022. The increase was primarily due to higher sales of ACAM2000 and NARCAN, partially offset by lower sales of CYFENDUS, coupled with higher allocations to product COGS at the Company's Bayview facility and an increase in Trobigard inventory related costs.
Cost of CDMO
For Q2 2023, cost of CDMO decreased $23.1 million as compared with Q2 2022. The decrease was primarily due to reduced production activities at the Company's Bayview facility related to the halt in manufacturing under the Janssen Agreement, partially offset by higher costs at its Camden facility related to additional investments in quality enhancements and improvement initiatives as well as increased production at the Company's Canton facility related to work for a CDMO customer.

Long-Lived Asset Impairment Charge
For Q2 2023, the Company recorded a non-cash impairment charge of $306.7 million related to certain asset groups within our CDMO reporting unit. The asset groups were written down only to the extent their carrying value was higher than their respective fair values. The Company, with the assistance of a third-party valuation firm, applied valuation methods to estimate the fair values for each of the assets within the different asset classes to determine the amount of the impairment.
Prior to recording the impairment charge, the Company performed recoverability tests on the impacted asset groups within the CDMO reporting unit and concluded that the asset groups were not recoverable as the undiscounted expected cash flows did not exceed their carrying values. The indicators for the impairment were related to the deterioration in performance and resulting downward revisions to our internal CDMO forecasts, including future expected cash flows, that took place during the preparation of our financial statements for the quarter ended June 30, 2023.
Research and Development (2)
For Q2 2023, R&D expenses decreased $23.8 million as compared with Q2 2022. The decrease was primarily due to the sale of the Company's development program for CHIKV VLP to Bavarian Nordic, which was a significant contributor to prior period R&D expense.
Selling, General and Administrative
For Q2 2023, selling, general and administrative expenses increased $10.3 million as compared with Q2 2022. The increase was primarily due to higher professional services fees related to general corporate initiatives, including ongoing organizational transformation consulting and legal remediation efforts.
ADDITIONAL FINANCIAL INFORMATION (1)
Capital Expenditures

($ in millions)	Q2 2023	Q2 2022	% Change
Capital expenditures	$12.5	$32.1	(61)%
Capital expenditures as a % of total revenues	4%	13%	(900) bps
For Q2 2023, gross capital expenditures decreased largely due to lower product development activities across the Company's facilities.
At-The-Market Equity Offering Program (ATM Program)
In Q2 2023, the Company initiated its "at-the-market" equity offering program (ATM Program). During the quarter ended June 30, 2023, the Company sold 1.1 million shares of its common stock under the ATM Program for gross proceeds of $9.1 million, representing an average price of $8.22 per share.

Segment Information
The Company manages the business with a focus on two reportable segments: the Products segment, which includes the Anthrax MCM products, NARCAN products, Smallpox MCM products and Other products; and, the Services segment, which consists of CDMO services. The Company evaluates the performance of these reportable segments based on revenue and Adjusted Gross Margin, which is a non-GAAP financial measure. Segment revenue includes external customer sales, but does not include inter-segment services. The Company does not allocate contracts and grants, R&D, SG&A, amortization of intangible assets, interest and other income (expense) or taxes to its evaluation of the performance of these segments.

($ in millions)	Products			Services
	Three Months Ended June 30,			Three Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Revenues	$302.2	$237.2	27%	$29.1	$(1.8)	*

Cost of sales	$134.9	$91.0	48%	$55.7	$78.8	(29)%
Less: Changes in fair value of contingent consideration	$0.4	$1.3	(69)%	$—	$—	NM
Less: Inventory step-up provision	$1.9	$—	NM	$—	$—	NM
Adjusted cost of sales **	$132.6	$89.7	48%	$55.7	$78.8	(29)%

Gross margin ***	$167.3	$146.2	14%	$(26.6)	$(80.6)	67%
Gross margin % ***	55%	62%		(91)%	NM

Adjusted gross margin ****	$169.6	$147.5	15%	$(26.6)	$(80.6)	67%
Adjusted gross margin % ****	56%	62%		(91)%	NM
* % change is greater than +/- 100%
** Adjusted cost of sales, which is a non-GAAP financial measure, is calculated as cost of sales less restructuring costs, and other special items and non-cash items related to changes in fair value of contingent consideration and inventory step-up provision. See “Reconciliation of Non-GAAP Measures” for the reconciliation of this non-GAAP measure to the most closely related GAAP financial measure.
*** Gross margin is calculated as revenues less cost of sales. Gross margin % is calculated as gross margin divided by revenues.
**** Adjusted gross margin, which is a non-GAAP financial measure, is calculated as revenues less Adjusted cost of sales. Adjusted gross margin %, which is a non-GAAP financial measure, is calculated as Adjusted gross margin divided by revenues. See “Reconciliation of Non-GAAP Measures” for the reconciliation of these non-GAAP measures to the most closely related GAAP financial measures.

NM - Not Meaningful
For the three months ended June 30, 2023, Product gross margin and Product adjusted gross margin increased $21.1 million and $22.1 million, respectively, as compared to the three months ended June 30, 2022. Product gross margin percentage decreased 7 percentage points to 55% for the three months ended June 30, 2023. The decrease in gross margin percentage was largely due to increases in shutdown related costs and inventory write-offs.
For the three months ended June 30, 2023, Services gross margin increased $54.0 million, as compared to the three months ended June 30, 2022. Services gross margin percentage improved to (91)% for the three months ended June 30, 2023. The improvement in gross margin percentage was primarily due to one-time costs and reserves related to the Janssen Agreement in the prior year quarter, partially offset by additional investments in quality enhancement and improvement initiatives at the Company's Camden facility in the current year.

($ in millions)	Products			Services
	Six Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Revenues	$445.6	$474.3	(6)%	$44.3	$59.0	(25)%

Cost of sales	$237.8	$171.3	39%	$107.9	$154.4	(30)%
Less: Changes in fair value of contingent consideration	$1.9	$1.8	6%	$—	$—	NM
Less: Inventory step-up provision	$1.9	$—	NM	$—	$—	NM
Less: Restructuring costs	$2.0	$—	NM	$—	$—	NM
Adjusted cost of sales **	$232.0	$169.5	37%	$107.9	$154.4	(30)%

Gross margin ***	$207.8	$303.0	(31)%	$(63.6)	$(95.4)	33%
Gross margin % ***	47%	64%		(144)%	(162)%

Adjusted gross margin ****	$213.6	$304.8	(30)%	$(63.6)	$(95.4)	33%
Adjusted gross margin % ****	48%	64%		(144)%	(162)%
* % change is greater than +/- 100%
** Adjusted cost of sales, which is a non-GAAP financial measure, is calculated as cost of sales less restructuring costs, and other special items and non-cash items related to changes in fair value of contingent consideration and inventory step-up provision. See “Reconciliation of Non-GAAP Measures” for the reconciliation of this non-GAAP measure to the most closely related GAAP financial measure.
*** Gross margin is calculated as revenues less cost of sales. Gross margin % is calculated as gross margin divided by revenues.
**** Adjusted gross margin, which is a non-GAAP financial measure, is calculated as revenues less Adjusted cost of sales. Adjusted gross margin %, which is a non-GAAP financial measure, is calculated as Adjusted gross margin divided by revenues. See “Reconciliation of Non-GAAP Measures” for the reconciliation of these non-GAAP measures to the most closely related GAAP financial measures.

NM - Not Meaningful

For the six months ended June 30, 2023, Product gross margin and Product adjusted gross margin decreased $95.2 million and $91.2 million, respectively, as compared to the six months ended June 30, 2022. Product gross margin percentage decreased 17 percentage points to 47% for the six months ended June 30, 2023. The decrease was largely due to lower sales volumes and higher shutdown related costs and inventory write-offs.
For the six months ended June 30, 2023, Services gross margin increased $31.8 million as compared to the six months ended June 30, 2022. Services gross margin percentage improved 18 percentage points to (144)% for the six months ended June 30, 2023. The improvement was primarily due one-time costs and reserves related to the Janssen agreement in the prior year quarter, partially offset by the full six month impact of additional investments in quality enhancement and improvement initiatives at the Company's Camden facility in the current year.

2023 FINANCIAL FORECAST
The Company provides the following updated financial forecast for the full year 2023 and initial forecast for total revenues for Q3 2023, in both instances reflecting management's expectations based on the most current information available and taking into account the actual performance in Q1 and Q2 2023.
Full Year 2023

METRIC ($ in millions)	Updated Range (as of 08/08/23)	Action	Previous Range (as of 05/09/23)
Total Revenues	$1,000 - $1,100	REVISED	$1,100 - $1,200
Net Loss	$(465) - $(415)	REVISED	$(185) - $(135)
Adjusted Net Loss (2)	$(195) - $(145)	REVISED	$(85) - $(35)
Adjusted EBITDA (2)	$50 - $100	REVISED	$100 - $150
Adjusted Gross Margin % (2)	36% - 39%	REVISED	39% - 42%

Product/Service Level Revenue
•Anthrax MCM	$200 - $220	REVISED	$260 - $280
•NARCAN	$425 - $445	REVISED	$360 - $380
•Smallpox MCM	$180 - $200	REVISED	$235 - $255
•Other Products	$100 - $120	REVISED	$120 - $140
•CDMO	$60 - $80	REVISED	$90 - $110
The updated 2023 financial forecast as of 08/08/2023 reflects the following key considerations.
•Total Revenues — Revised, reflecting ongoing strength in NARCAN, offset by reduced near term expectations across other products and services.
•Anthrax MCM — Revised, reflecting reduced short-term CYFENDUS volume following FDA-approval as procurement transitions from BARDA to the Strategic National Stockpile.
•NARCAN — Revised, reflecting continued robust demand from the US Public Interest channel and Canada.
•Smallpox MCM — Revised, reflecting recent USG guidance that next procurement of TEMBEXA is deferred to future periods.
•Other Products — Revised, reflecting reduced expectations for Trobigard.
•CDMO — Revised, reflecting lower anticipated sales at the Camden site.
•Adjusted Net Loss and Adjusted EBITDA — Revised, reflecting lower total revenues partially offset by the impact of cost actions announced on August 8, 2023.
Q3 2023

METRIC ($ in millions)	Initial Range (as of 08/08/23)
Total Revenues	$210 - $250

FOOTNOTES
(1) All financial information incorporated within this release is unaudited.
(2) See "Reconciliation of Non-GAAP Measures" and the reconciliation tables for the definitions and reconciliations of these non-GAAP financial measures to the most closely related GAAP financial measures.
(3) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts in accordance with U.S. generally accepted accounting principles.

CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm eastern time today, August 8, 2023, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:
By phone
Advance registration is required.
Visit https://register.vevent.com/register/BIc94fd6cf2c104ae9a17e49a183e9a781 to register and receive an email with the dial-in number, passcode and registrant ID.
By webcast
Visit https://edge.media-server.com/mmc/p/bqhs3ww3.
A replay of the call can be accessed from the Emergent website.
ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and enhance life. We develop, manufacture, and deliver protections against public health threats through a pipeline of innovative vaccines and therapeutics. For over 20 years, we’ve been at work defending people from things we hope will never happen—so that we’re prepared just in case they ever do. We do what we do because we see the opportunity to create a better, more secure world. One where preparedness empowers protection from the threats we face. And peace of mind prevails. In working together, we envision protecting or enhancing 1 billion lives by 2030. For more information, visit our website and follow us on LinkedIn, Twitter, and Instagram.
RECONCILIATION OF NON-GAAP MEASURES
This press release contains financial measures (Adjusted Net Loss, Adjusted Net Loss per Diluted Shares, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted Gross Margin, Adjusted Gross Margin %, Adjusted Revenues, Adjusted Cost of Sales and Adjusted Research and Development Expenses) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. For its non-GAAP measures, the Company adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges or accounting changes. As needed, such adjustments are tax effected utilizing the federal statutory tax rate for the U.S., except for changes in the fair value of contingent consideration as the vast majority is non-deductible for tax purposes. The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliation of Net Loss and Net Loss per Diluted Share to Adjusted Net Loss and Adjusted Net Loss per Diluted Share," "Reconciliation of Net Loss to Adjusted EBITDA," "Reconciliation of Total Revenues to Adjusted Revenues, Cost of Sales to Adjusted Cost of Sales, and Gross Margin and Gross Margin % to Adjusted Gross Margin and Adjusted Gross Margin %," and "Reconciliation of Research and Development Expenses to Adjusted Research and Development Expenses" included at the end of this release.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding the future performance of the Company or our business strategy, future operations, future financial position, future revenues and earnings, statements regarding the expected timing for implementation of its restructuring activities, its total and cash cost, our ability to achieve the objectives of the restructuring, including our future results, projected costs, prospects, plans and objectives of management and the ongoing impact of the COVID-19 pandemic, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” should,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. You should realize that if underlying assumptions prove inaccurate or if known or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. You are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including, among others, the availability of USG funding for contracts related to procurement of our medical countermeasures, including CYFENDUSTM (Anthrax Vaccine Adsorbed (AVA), Adjuvanted), BioThrax® (Anthrax Vaccine Adsorbed) and ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live), among others, as well as contracts related to development of medical countermeasures; our ability to meet our commitments to quality and compliance in all of our manufacturing operations; our ability to negotiate additional USG procurement or follow-on contracts for our medical countermeasures products that have expired or will be expiring; the commercial availability, including the timing of availability, of over-the-counter NARCAN® (naloxone HCI) Nasal Spray; the impact of the generic marketplace on NARCAN® (naloxone HCI) Nasal Spray and future NARCAN sales; our ability to perform under our contracts with the USG, including the timing of and specifications relating to deliveries; our ability to provide CDMO services for the development and/or manufacture of product and/or product candidates of our customers at required levels and on required timelines; the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; our ability to negotiate new CDMO contracts and the negotiation of further commitments related to the collaboration and deployment of capacity toward future commercial manufacturing under our existing CDMO contracts; our ability to collect reimbursement for raw materials and payment of services fees from our CDMO customers; the results of pending shareholder litigation and government investigations and their potential impact on our business; our ability to comply with the operating and financial covenants required by our senior secured credit facilities and the amended and restated credit agreement relating to such facilities, and our 3.875% Senior Unsecured Notes due 2028; the procurement of our product candidates by USG entities under regulatory authorities that permit government procurement of certain medical products prior to U.S. Food and Drug Administration marketing authorization, and corresponding procurement by government entities outside of the United States; the full impact of the COVID-19 pandemic on our markets, operations and employees as well as those of our customers and suppliers; the impact on our revenues from and duration of declines in sales of our vaccine products that target travelers due to the reduction of international travel caused by the COVID-19 pandemic; our ability to realize the expected benefits of the sale of our travel health business to Bavarian Nordic; the impact of the organizational changes we announced in January 2023 on our business; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; the impact of cyber security incidents, including the risks from the interruption, failure or compromise of our information systems or those of our business partners, collaborators or other third parties; the success of our commercialization, marketing and manufacturing capabilities and strategy; and the accuracy of our estimates regarding future revenues, expenses, capital requirements and needs for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. When evaluating our forward-looking statements, you should consider this cautionary statement along with the risks identified in our reports filed with the SEC. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Investor Contact Rich Lindahl Executive Vice President, Chief Financial Officer lindahlr@ebsi.com	Media Contact Matt Hartwig Senior Director, Media Relations mediarelations@ebsi.com

Emergent BioSolutions Inc.
Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$88.6	$642.6
Accounts receivable, net	290.1	158.4
Inventories, net	354.3	351.8
Prepaid expenses and other current assets	44.7	57.9
Total current assets	777.7	1,210.7

Property, plant and equipment, net	395.5	817.6
Intangible assets, net	592.8	728.8
Goodwill	218.2	218.2
Other assets	194.6	191.3
Total assets	$2,178.8	$3,166.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$108.3	$103.5
Accrued expenses	31.2	34.9
Accrued compensation	69.6	88.3
Debt, current portion	455.2	957.3
Other current liabilities	28.9	45.9
Total current liabilities	693.2	1,229.9

Debt, net of current portion	448.0	448.5
Deferred tax liability	57.9	71.8
Other liabilities	23.4	33.4
Total liabilities	$1,222.5	$1,783.6

Stockholders’ equity:
Preferred stock, par value $0.001 per share; 15.0 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.001 per share; 200.0 shares authorized, 57.4 and 55.7 shares issued; 51.8 and 50.1 shares outstanding, respectively.	0.1	0.1
Treasury stock, at cost, 5.6 and 5.6 common shares, respectively	(227.7)	(227.7)
Additional paid-in capital	895.8	873.5
Accumulated other comprehensive income (loss), net	(1.6)	3.1
Retained earnings	289.7	734.0
Total stockholders’ equity	$956.3	$1,383.0
Total liabilities and stockholders’ equity	$2,178.8	$3,166.6

Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues:
Product sales, net	$302.2	$237.2	$445.6	$474.3
Contract development and manufacturing ("CDMO"):
Services	26.4	2.7	39.8	54.5
Leases	2.7	(4.5)	4.5	4.5
Total CDMO revenues	29.1	(1.8)	44.3	59.0
Contracts and grants	6.6	7.3	13.1	16.9
Total revenues	337.9	242.7	503.0	550.2

Operating expenses:
Cost of product sales	134.9	91.0	237.8	171.3
Cost of CDMO	55.7	78.8	107.9	154.4
Impairment of long-lived assets	306.7	—	306.7	—
Research and development	26.0	49.8	66.6	96.2
Selling, general and administrative	91.4	81.1	191.9	165.9
Amortization of intangible assets	16.1	14.0	33.1	28.0
Total operating expenses	630.8	314.7	944.0	615.8

Loss from operations	(292.9)	(72.0)	(441.0)	(65.6)

Other income (expense):
Interest expense	(28.6)	(7.8)	(46.5)	(16.0)
Gain on sale of business	74.9	—	74.9	—
Other, net	(3.6)	(3.0)	1.3	(5.0)
Total other income (expense), net	42.7	(10.8)	29.7	(21.0)

Loss before income taxes	(250.2)	(82.8)	(411.3)	(86.6)
Income tax provision (benefit)	11.1	(26.4)	33.0	(26.5)
Net loss	$(261.3)	$(56.4)	$(444.3)	$(60.1)

Net loss per common share
Basic	$(5.15)	$(1.13)	$(8.80)	$(1.19)
Diluted	$(5.15)	$(1.13)	$(8.80)	$(1.19)

Shares used in computing net loss per share
Basic	50.7	50.0	50.5	50.3
Diluted	50.7	50.0	50.5	50.3

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions, except per share data)

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net loss	$(444.3)	$(60.1)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	15.1	22.2
Long-term incentive plan expense	2.4	—
Depreciation and amortization	67.5	75.4
Change in fair value of contingent obligations, net	1.9	1.8
Amortization of deferred financing costs	9.9	2.0
Deferred income taxes	(10.2)	2.6
Gain on sale of travel health business	(74.9)	—
Impairment of long-lived assets	306.7	—
Other	9.5	2.2
Changes in operating assets and liabilities:
Accounts receivable	(130.6)	97.7
Inventories	(23.8)	(75.5)
Prepaid expenses and other assets	(17.8)	(19.4)
Accounts payable	10.9	(7.6)
Accrued expenses and other liabilities	(13.8)	(36.4)
Accrued compensation	(13.4)	(14.1)
Income taxes receivable and payable, net	14.2	(46.4)
Contract liabilities	(7.7)	2.7
Net cash used in operating activities	(298.4)	(52.9)
Investing Activities
Purchases of property, plant and equipment	(27.6)	(64.3)
Proceeds from sale of travel health business, net	270.2	—
Net cash provided by (used in) investing activities	242.6	(64.3)
Financing Activities
Purchases of treasury stock	—	(81.9)
Principal payments on revolving credit facility	(347.8)	—
Principal payments on term loan facility	(156.8)	(16.9)
Proceeds from stock-based compensation activity	1.3	3.0
Taxes paid for stock-based compensation activity	(2.3)	(5.4)
Proceeds from at-the-market sale of stock, net of commissions and expenses	8.2	—
Net cash used in financing activities:	(497.4)	(101.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.8)	0.4
Net change in cash, cash equivalents and restricted cash	(554.0)	(218.0)
Cash, cash equivalents and restricted cash, beginning of period	642.6	576.3
Cash, cash equivalents and restricted cash, end of period	$88.6	$358.3
Supplemental disclosure of cash flow information:
Cash paid for interest	$38.8	$14.8
Cash paid for income taxes	$26.9	$20.0
Supplemental information on non-cash investing and financing activities:
Purchases of property, plant and equipment unpaid at period end	$7.7	$7.3

Reconciliation of Net Loss and Net Loss per Diluted Share to Adjusted Net Loss and Adjusted Net Loss per Diluted Share(1)

($ in millions, except per share value)	Three Months Ended June 30,
	2023	2022	Source
Net loss	$(261.3)	$(56.4)
Adjustments:
Non-cash amortization charges	25.0	14.9	Intangible Asset (IA) Amortization, Other Income
Changes in fair value of contingent consideration	0.4	1.3	Product COGS
Impairment of long-lived assets	306.7	—	Impairment of long-lived assets
Restructuring costs	(0.1)	—	Product COGS, SG&A and R&D
Severance Charge	4.2	—	SG&A
Inventory Step-up provision	1.9	—	Product COGS
Divestiture related costs	1.7	—	SG&A
Exit and disposal costs	6.1	—	Other income (expense)
Acquisition-related costs (transaction & integration)	0.1	0.8	SG&A
Gain on sale of business	(74.9)	—	Other income (expense)
Tax effect	(63.3)	(3.4)
Total adjustments:	207.8	$13.6
Adjusted net loss	(53.5)	($42.8)
Net loss per diluted share	$(5.15)	$(1.13)
Adjustments:
Non-cash amortization charges	0.49	0.29	IA Amortization, Other Income
Changes in fair value of contingent consideration	0.01	0.03	Product COGS
Impairment of long-lived assets	6.05	—	Impairment of long-lived assets
Severance charge	0.08	—	SG&A
Restructuring costs	—	—	Product COGS, SG&A and R&D
Inventory step-up provision	0.04	—	Product COGS
Divestiture related costs	0.03	—	SG&A
Exit and disposal costs	0.12	—	Other income (expense)
Acquisition-related costs (transaction & integration)	—	0.02	SG&A
Gain on sale of business	(1.48)	—	Other income (expense)
Tax effect	(1.25)	(0.07)
Total adjustments:	$4.09	$0.27
Adjusted net loss per diluted share	$(1.06)	($0.86)
Diluted shares used in computing adjusted net loss per diluted share	50.7	50.0

($ in millions, except per share value)	Six Months Ended June 30,
	2023	2022	Source
Net loss	$(444.3)	$(60.1)
Adjustments:
Non-cash amortization charges	43.0	30.0	Intangible Asset (IA) Amortization, Other Income
Changes in fair value of contingent consideration	1.9	1.8	Product COGS
Impairment of long-lived assets	306.7	—	Impairment of long-lived assets
Severance charge	4.2	—	SG&A
Restructuring costs	9.6	—	Product COGS, SG&A and R&D
Inventory step-up provision	1.9	—	Product COGS
Divestiture related costs	2.7	—	SG&A
Exit and disposal costs	6.1	—	Other income (expense)
Acquisition-related costs (transaction & integration)	0.2	1.2	SG&A
Gain on sale of business	(74.9)	—	Other income (expense)
Tax effect	(69.4)	(6.6)
Total adjustments:	$232.0	$26.4
Adjusted net loss	$(212.3)	($33.7)
Net loss per diluted share	$(8.80)	$(1.19)
Adjustments:
Non-cash amortization charges	0.85	0.60	IA Amortization, Other Income
Changes in fair value of contingent consideration	0.04	0.04	Product COGS
Impairment of long-lived assets	6.07	—	Impairment of long-lived assets
Severance charge	0.08	—	SG&A
Restructuring costs	0.19	—	Product COGS, SG&A and R&D
Inventory step-up provision	0.04	—	Product COGS
Divestiture related costs	0.05	—	SG&A
Exit and disposal costs	0.12	—	Other income (expense)
Acquisition-related costs (transaction & integration)	—	0.02	SG&A
Gain on sale of business	(1.48)	—	Other income (expense)
Tax effect	(1.37)	(0.14)
Total adjustments:	$4.59	$0.52
Adjusted net loss per diluted share	$(4.21)	($0.67)
Diluted shares used in computing adjusted net loss per diluted share	50.5	50.3

($ in millions)	2023 Revised Full Year Forecast	Source
Net loss	$(465) - $(415)
Adjustments:
Non-cash amortization charges	$65	IA Amortization Other Income
Impairment of long-lived assets	$307	Impairment of long-lived assets
Inventory step-up provision	$2	Product COGS
Changes in fair value of contingent consideration	$3	Product COGS
Severance and restructuring costs	$33	Product COGS, SG&A and R&D
Divestiture related costs	$7	SG&A
Exit and disposal costs	$6	Other income (expense)
Acquisition-related costs (transaction & integration)	$1	SG&A
Gain on sale of business	$(75)	Other income (expense)
Tax effect	$(79)
Total adjustments:	$270
Adjusted net loss	$(195) - $(145)

Reconciliation of Net Loss to Adjusted EBITDA (1)

($ in millions)	Three Months Ended June 30,
	2023	2022
Net loss	$(261.3)	$(56.4)
Adjustments:
Depreciation & amortization	32.9	44.5
Income taxes	11.1	(26.4)
Total interest expense, net	27.1	7.4
Impairment of long-lived assets	306.7	—
Inventory step-up provision	1.9	—
Changes in fair value of contingent consideration	0.4	1.3
Severance charge	4.2	—
Restructuring costs	(0.1)	—
Divestiture related costs	1.7	—
Exit and disposal costs	6.1	—
Acquisition-related costs (transaction & integration)	0.1	0.8
Gain on sale of business	(74.9)	—
Total adjustments	$317.2	$27.6
Adjusted EBITDA	$55.9	$(28.8)

($ in millions)	Six Months Ended June 30,
	2023	2022
Net loss	$(444.3)	$(60.1)
Adjustments:
Depreciation & amortization	67.5	75.4
Income taxes	33.0	(26.5)
Total interest expense, net	40.5	15.4
Impairment of long-lived assets	306.7	—
Inventory step-up provision	1.9	—
Changes in fair value of contingent consideration	1.9	1.8
Severance charge	4.2	—
Restructuring costs	9.6	—
Divestiture related costs	2.7	—
Exit and disposal costs	6.1	—
Acquisition-related costs (transaction & integration)	0.2	1.2
Gain on sale of business	(74.9)	—
Total adjustments	$399.4	$67.3
Adjusted EBITDA	$(44.9)	$7.2

($ in millions)	2023 Revised Full Year Forecast
Net loss	$(465) - $(415)
Adjustments:
Depreciation & amortization	$120
Income Taxes	$32
Total interest expense, net	$79
Impairment of long-lived assets	$307
Inventory step-up provision	$2
Changes in fair value of contingent consideration	$3
Severance and restructuring costs	$33
Divestiture related costs	$7
Exit and disposal costs	$6
Acquisition-related costs (transaction & integration)	$1
Gain on sale of business	$(75)
Total adjustments	515
Adjusted EBITDA	$50 - $100

Reconciliation of Total Revenues to Adjusted Revenues, Cost of Sales to Adjusted Cost of Sales, and Gross Margin and Gross Margin % to Adjusted Gross Margin and Adjusted Gross Margin % (1)

($ in millions)	Three Months Ended June 30,
	2023	2022
Total revenues	$337.9	$242.7
Contract and grants revenues	$(6.6)	$(7.3)
Adjusted revenues	$331.3	$235.4

Cost of product sales	$134.9	$91.0
Cost of contract development and manufacturing	$55.7	$78.8
Cost of product sales and cost of contract development and manufacturing services ("COGS")	$190.6	$169.8
Less: Changes in fair value of contingent consideration	$0.4	$1.3
Less: Inventory step-up provision	$1.9	$—
Adjusted COGS	$188.3	$168.5

Gross margin (adjusted revenues minus COGS)	$140.7	$65.6
Gross margin % (gross margin divided by adjusted revenues)	42%	28%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$143.0	$66.9
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	43%	28%

($ in millions)	Six Months Ended June 30,
	2023	2022
Total revenues	$503.0	$550.2
Contract and grants revenues	$(13.1)	$(16.9)
Adjusted revenues	$489.9	$533.3

Cost of product sales	$237.8	$171.3
Cost of contract development and manufacturing	$107.9	$154.4
Cost of product sales and cost of contract development and manufacturing services ("COGS")	$345.7	$325.7
Less: Changes in fair value of contingent consideration	$1.9	$1.8
Less: Inventory step-up provision	$1.9	$—
Less: Restructuring costs	$2.0	$—
Adjusted COGS	$339.9	$323.9

Gross margin (adjusted revenues minus COGS)	$144.2	$207.6
Gross margin % (gross margin divided by adjusted revenues)	29%	39%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$150.0	$209.4
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	31%	39%

($ in millions)	2023 Revised Full Year Forecast
Total Revenues	$1,000 - $1,100
Contracts and Grants Revenues	$(35)
Adjusted Revenues	$965 - $1,065

COGS	$640 - $670
Changes in fair value of contingent consideration and restructuring	$(20)
Adjusted COGS	$620 - $650

Gross margin (adjusted revenues minus COGS)	$330 - $395
Gross margin % (gross margin divided by adjusted revenues)	34% - 37%

Adjusted gross margin (adjusted revenues minus adjusted COGS)	$350 - $415
Adjusted gross margin % (adjusted gross margin divided by adjusted revenues)	36% - 39%
Reconciliation of R&D Expenses and Adjusted R&D Expenses (1)

($ in millions)	Three Months Ended June 30,
	2023	2022
R&D expenses	$26.0	$49.8
Adjustments:
Contracts and grants revenue	$(6.6)	$(7.3)
Adjusted R&D expenses	$19.4	$42.5
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$331.3	$235.4
Adjusted R&D as % of Adjusted Revenue	6%	18%

($ in millions)	Six Months Ended June 30,
	2023	2022
R&D expenses	$66.6	$96.2
Adjustments:
Contracts and grants revenue	$(13.1)	$(16.9)
Adjusted R&D expenses	$53.5	$79.3
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$489.9	$533.3
Adjusted R&D as % of Adjusted Revenue	11%	15%